Exhibit 10.1

PREFERRED STOCK PURCHASE AGREEMENT

dated as of June 12, 2006

by and between

WCA WASTE CORPORATION

and

THE PURCHASER SIGNATORY HERETO

PREFERRED STOCK PURCHASE AGREEMENT

This Preferred Stock Purchase Agreement is entered into and dated as of June 12, 2006 (this “Agreement”), by and between WCA WASTE CORPORATION, a corporation incorporated under the laws of the state of Delaware (the “Company”) and ARES CORPORATE OPPORTUNITIES FUND II, L.P. (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and in accordance with the Securities Act (as defined below) and the rules and regulations promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, certain securities of the Company pursuant to the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1          Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

“$” means U.S. Dollars.

“Affiliate” of a Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the first Person. Without limiting the foregoing with respect to the Purchaser, any investment fund or managed account that is managed by the same investment manager as the Purchaser will be deemed to be an Affiliate of the Purchaser.

“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in New York City are authorized or required by law or other governmental action to close.

“Certificate of Designations” means the certificate of designations of the Preferred Stock, in the form of Exhibit A.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Share Equivalents” means, collectively, Options and Convertible Securities.

“Common Shares” means the common shares of the Company and any securities into which such shares may hereafter be reclassified.

“Company Counsel” means Andrews Kurth LLP, counsel to the Company.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Shares.

“Employees” means the employees of the Company and the Subsidiaries.

“Employment Laws” means any and all applicable laws, including all statutes, codes, ordinances, decrees, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, guidelines and general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which the word is used and in respect of matters pertaining to employment.

“Environmental Laws” means any federal, state, local or foreign law (including common law), judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any governmental authority or other third party, relating to land use or relating to pollution or protection of the environment, human health or safety, or natural resources such as wetlands, flora and fauna, including, without limitation, those relating to the storage, treatment, handling, transportation, distribution, generation or disposal, or the Release of Hazardous Materials.

“Environmental Permits” means all permits, licenses, franchises, registrations, certificates, approvals and any other authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the business of the Company or any of its Subsidiaries as currently conducted.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

“EPA” means United States Environmental Protection Agency and any successor governmental authority.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Stock” means (a) any Common Shares or Common Share Equivalents, restricted stock, stock options or stock appreciation rights issued or issuable to Employees, consultants or directors of the Company pursuant to a stock option plan, stock purchase plan, stock bonus plan, deferred compensation plan, employee benefit plan or management grant (“Incentives”), in each case as in effect on a Closing Date or as approved by the Company’s board of directors (including a designee of the Purchaser at any time after a designee of the Purchaser is first appointed to the board of directors) after a Closing Date and Common Shares issued or issuable upon the exercise of any of the foregoing Incentives and (b) Common Shares or Common Share Equivalents issued or issuable in connection with a bona fide business acquisition by the Company of another company or entity, not principally for the purpose of acquiring cash.

“GAAP” means United States generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Company and its Subsidiaries throughout the period indicated.

“Governmental Authority” shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Hazardous Materials” means all pollutants, contaminants, wastes, chemicals, substances or materials, constituents or compounds in any form or of any nature, including landfill gas, asbestos or asbestos-containing materials, petroleum and petroleum products subject to regulation or which give rise to liability under any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” of any Person means (a) all indebtedness representing money borrowed which is created, assumed, incurred or guaranteed in any manner by such Person or for which such Person is responsible or liable (whether by guarantee of such indebtedness, agreement to purchase indebtedness of, or to supply funds to or invest in, others or otherwise), (b) any direct or contingent obligations of such person arising under any letter of credit (including standby and commercial), bankers acceptances, bank guaranties, surety bonds (but not surety bonds obtained in the ordinary course) and similar instruments, and (c) all indebtedness pursuant to clauses (a) and (b) above of another entity secured by any Lien existing on property or assets owned by such Person.

“Intellectual Property” means (a) patents (including all reissues, divisions, continuations, continuations-in-part, re-examinations and extensions thereof), patent applications, utility models and design rights; (b) unregistered trademarks, trademark registrations, trademark applications, unregistered service marks, service mark registrations and service mark applications; (c) unregistered copyrights, copyright registrations and copyright applications and renewals in connection therewith, together with all translations, adaptations, derivations and combinations thereof; (d) Internet domain names, applications and reservations therefor, uniform resource locators and the corresponding Internet sites; (e) any good will associated with any of the foregoing; and

(f) all copies and tangible embodiments thereof (in whatever form or medium), and registrations, applications and renewals for any of the foregoing assets listed above.

“knowledge,” “known,” and words and phrases of similar import, when used with respect to respect to any Person that is not an individual means the knowledge of such Person’s officers after reasonable inquiry.

“Losses” means any and all damages, fines, penalties, deficiencies, liabilities, claims, losses (including loss of value), judgments, awards, settlements, taxes, actions, obligations and costs and expenses in connection therewith (including, without limitation, interest, court costs and fees and expenses of attorneys, accountants and other experts, and any other expenses of litigation or other Proceedings (including costs of investigation, preparation and travel) or of any default or assessment).

“Material Contract” means any agreement that is or would be required to be filed as an exhibit to an SEC Report pursuant to Item 601(b)(10) of Regulation S-K of the Commission.

“Options” means any rights, warrants or options to, directly or indirectly, subscribe for or purchase Common Shares or Convertible Securities.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” means the Company’s Series A Convertible Preferred Stock, par value $0.01 per share, which is convertible into Common Shares and is to be issued pursuant to the Certificate of Designations.

“Proceeding” means an action, claim, suit, grievance, arbitration, complaint, notice of violation, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition).

“Purchaser Counsel” means Cahill Gordon & Reindel LLP.

“Registration Rights Agreement” that certain Registration Rights Agreement, dated as of the Closing Date, by and among the Company and the Purchaser, substantially in the form of Exhibit B, as the same may be amended, modified or supplemented from time to time.

“Related Person” means any Affiliate of the Purchaser and any officer, director, partner, controlling person, employee or agent of the Purchaser or any of its Affiliates.

“Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, disbursing or migrating of any Hazardous Material.

“Rule 144” and “Rule 424” means Rule 144 and Rule 424, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Shares and the Underlying Shares issued or issuable (as applicable) to the Purchaser pursuant to the Transaction Documents.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means an aggregate of 750,000 shares of Preferred Stock which are subject to being purchased by the Purchaser pursuant to this Agreement on the Closing Date, on the terms and conditions set forth herein.

“Stockholder’s Agreement” that certain Stockholder’s Agreement, dated as of the Closing Date, by and among the Company and the Purchaser, substantially in the form of Exhibit C.

“Trading Day” means (a) any day on which the Common Shares are listed or quoted and traded on the Trading Market, or (b) if the Common Shares are not then listed or quoted and traded on the Trading Market, then any Business Day.

“Trading Market” means the National Association of Securities Automated Quotation System (“NASDAQ”) or, at any time the Common Shares are not listed for trading on NASDAQ, any other national exchange or the New York Stock Exchange, if the Common Shares are then listed or quoted on such exchange or the New York Stock Exchange.

“Transaction Documents” means this Agreement, the Securities, the Registration Rights Agreement, the Stockholder’s Agreement, the Certificate of Designations, the Management Rights Letter and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Shares” means the Common Shares issuable upon conversion of the Shares and in satisfaction of any other obligation or right of the Company to issue Common Shares pursuant to the Transaction Documents, and in each case, any securities issued or issuable in exchange for or in respect of such securities.

“U.S.” means the United States of America.

ARTICLE II.

PURCHASE AND SALE

2.1          Closings. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Shares for a purchase price of $100.00 per share and an aggregate purchase price of $75.0 million (the “Purchase Price”). The Closing shall take place at the offices of the Company, after the satisfaction or waiver of all of the conditions set forth in Section 5.1 and Section 5.2 (other than those conditions that by their nature must be satisfied on the Closing Date), or at such other location or time as the parties may agree (such date on which the Closing occurs being hereinafter referred to as the “Closing Date”).

2.2	Closing Deliveries.

(a)          At the Closing, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)     evidence that the Certificate of Designations has been filed and become effective on or prior to the Closing Date with the Secretary of State of the State of Delaware;

(ii)    the executed legal opinions of the Company’s general counsel and the Company Counsel that will be collectively customary in form and substance and reasonably acceptable to the Purchaser and Purchaser Counsel;

(iii)   a certificate dated as of the Closing Date and signed by the chief executive officer of the Company certifying as to the fulfillment of each of the conditions set forth in Section 5.1;

(iv) the Stockholders Agreement in the form of Exhibit C, duly executed by the Company;

(v) the Registration Rights Agreement, duly executed by the Company;

(vi) certificates representing the number of the Shares, registered in the name of the Purchaser or its designee;

(vii) a letter relating to certain management rights in the form of Exhibit D, duly executed by the Company; and

(viii) any other document reasonably requested by the Purchaser or Purchaser Counsel.

(b)          At the Closing, the Purchaser shall deliver or cause to be delivered to the Company the following: (i) the Purchase Price, in U.S. Dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose;

and (ii) each Transaction Document to which the Purchaser and such other Person is a signatory, duly executed by the Purchaser.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of the Company. Except as set forth in (i) the Section or subsection of the Disclosure Schedule delivered by the Company to the Purchaser contemporaneously with the execution and delivery of this Agreement (the “Company Disclosure Schedule”) corresponding to the Sections or subsections of this Article III; and (ii) the reports filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since June 22, 2004 (the foregoing materials being collectively referred to herein as the “SEC Reports”, and, together with the Company Disclosure Schedule, the “Disclosure Materials”, the Company hereby makes the following representations and warranties to the Purchaser:

(a)          Subsidiaries. The Company does not directly or indirectly control or own any interest in any other corporation, partnership, joint venture or other business association or entity, other than those listed in Section 3.1(a) of the Company Disclosure Schedule (each of which is referred to as a “Subsidiary”). Except as disclosed in Section 3.1(a) of the Company Disclosure Schedule, the Company owns, directly or indirectly, all of the capital stock, partnership interests, or membership interests (each as the case may be) of each Subsidiary free and clear of any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction (collectively, “Liens”), other than restrictions on transfer under the Transaction Documents or arising under U.S. federal or state securities laws and regulations, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b)          Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted or contemplated to be conducted, except in the case of Subsidiaries where the failure to be in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below). Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) adversely affect in any material respect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, liabilities, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair in any material respect the Company’s or any Subsidiary’s ability to perform fully on a timely basis its obligations under any Transaction Document (any of (i), (ii), or (iii), a “Material Adverse Effect”).

(c)          Authorization; Enforcement. The Company has the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (the “Transactions”) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation of the Transactions have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its board of directors or its stockholders other than the Approval. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(d)          No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the Transactions do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) assuming that the Required Approvals are obtained, result in a violation of any law, rule, regulation, order (including federal and state securities laws and regulations) or the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company or a Subsidiary is bound or affected (collectively, “Laws”), or to the Company’s knowledge any judgment injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject.

(e)          Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any material consent, waiver, authorization or order of, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution or delivery by the Company of the Transaction Documents or the consummation of the Transactions, other than (i) the required filing of the Certificate of Designations contemplated by Section 2.2(a)(i), (ii) the filing with the Commission of any Registration Statement pursuant to the Registration Rights Agreement, (iii) the approval from the Trading Market for the listing of the Underlying Shares for trading thereon, (iv) applicable Blue Sky filings, if any, (v) an appropriate filing of a Notification and Report Form pursuant to the HSR Act, (vi) consent of the lenders under the Company’s existing senior secured first and second lien credit agreements (each, a “Credit Agreement” and together, the “Credit Agreements”) and (vii) the approval of the shareholders of the Company for the issuance of the Shares and the terms thereof (collectively, the “Required Approvals”).

(f)           Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens and shall not be subject to preemptive rights or similar rights of stockholders. The Company has reserved from its duly authorized capital stock a number of Common Shares for issuance upon the conversion of the Shares not less than the total number of Underlying Shares. Neither the issuance of the Shares to the Purchaser or the issuance of the Underlying Shares upon conversion of the Shares, will subject the Purchaser to any liability or obligation of any kind in respect of or relating to the operation of the business of the Company.

(g)           Capitalization.

(i)     The authorized capital stock of the Company consists of 50,000,000 Common Shares and 8,000,000 shares of Preferred Stock. As of the date hereof, there were 16,831,423 Common Shares outstanding and no shares of Preferred Stock outstanding. As of the date hereof, there were employee stock options to purchase an aggregate of 643,000 Common Shares (of which options to purchase an aggregate of 643,000 Common Shares were exercisable) under the Amended and Restated 2004 WCA Waste Corporation Incentive Plan, the WCA Waste Corporation Performance Unit Plan, and the WCA Waste Corporation Management Incentive Plan (collectively, the “Incentive Plans”). There are no stock option plans or any outstanding options to purchase Common Shares except as set forth on Section 3.1(g) of the Company Disclosure Schedule. The copies of the Incentive Plans provided to the Purchaser represent true and correct copies of all plans pursuant to which stock options may be issued. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to the Company’s Incentive Plans will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid and nonassessable. No Company Subsidiary or Affiliate owns any shares of capital stock of the Company.

(ii)    Except as set forth in this Section 3.1(g) and for changes since the date hereof resulting from the exercise of employee stock options outstanding or vesting of restricted shares outstanding on the date hereof, there are no outstanding (i) shares of capital stock of or other voting securities or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in the Company or (iii) options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock or other voting securities or ownership interests in or any securities convertible into or exchangeable for capital stock or other voting securities or ownership interests in the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the “Company Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities.

(h)          SEC Reports; Press Releases; Financial Statements. The SEC Reports constitute all reports required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since June 22, 2004. The Company has filed each of the SEC Reports on a timely basis. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. The Company has filed as exhibits to its SEC Reports all Material Contracts to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject that are required to be filed. The Company does not have pending before the Commission any request for confidential treatment of information. The Company is in compliance with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the Commission thereunder in effect as of the date of this Agreement, except where such noncompliance, individually or in the aggregate, has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect.

(i)           Taxes. Except for filings or payments which, individually or in the aggregate, would not result in, and could not reasonably be expected to result in, a Material Adverse Effect:

(A)         the Company and the Subsidiaries have prepared and timely filed all tax returns that are required to be filed, and have paid, or made provision in accordance with GAAP for the payment of, all taxes that have or may have become due pursuant to said returns or pursuant to any assessments that have been received by the Company or the Subsidiaries;

(B)         all tax returns are true and correct. All taxes shown to be due and payable by the Company or the Subsidiaries have been paid or will be paid prior to the time they become delinquent;

(C)         the Company has withheld and collected all amounts required by applicable law to be withheld or collected and has remitted all such amounts to the appropriate governmental entity within the time prescribed under applicable law; and

(D)          no tax returns of the Company are being audited, and to the Company’s knowledge, no deficiency assessment or proposed adjustment of the Company’s or the Subsidiaries taxes is pending.

(j)           Material Changes. Since March 31, 2006, except as specifically disclosed in the SEC Reports, there has been no event, occurrence or development that, individually or in the aggregate, has resulted in, or that could reasonably be expected to result in, a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has (i) altered its method of accounting or the identity of its auditors, (ii) other than Qualified Dividends as such term is defined in the Credit Agreements, declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock or (iii) issued any equity securities to any officer, director or Affiliate, except pursuant to the Incentive Plans.

(k)          Litigation. There is no Proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents, the Transactions or the Securities or (ii) has, individually or in the aggregate, resulted in, or could, if there were an unfavorable decision, reasonably be expected to result in, a Material Adverse Effect. Except as disclosed in the SEC Reports, since June 22, 2004 neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any director or officer thereof (in his or her capacity as such), is or has been found liable or guilty in any Proceeding involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Since June 22, 2004, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such).

(l)           Labor Relations. The Company and the Subsidiaries (i) are in compliance with all terms and conditions of employment and all Employment Laws including, pay equity, wages and hours of work, occupational health and safety and (ii) have not and are not engaged in any unfair labor practice and no unfair labor practice complaint, grievance or arbitration proceeding is pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, except where it would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect. To the knowledge of the Company, there are no threatened or pending union organizing activities involving any of the Employees not currently covered by a collective bargaining agreement. There is no labor strike, dispute, work slowdown or stoppage pending or involving or, to the knowledge of the Company threatened against the Company or any Subsidiary. There are no charges pending under the Occupational Health and Safety Act (“OHSA”) in respect of the Company or any Subsidiary that would have a Material Adverse Effect. The Company and the Subsidiaries have complied in all material respects with any orders issued under OHSA and there are no appeals of any orders under OHSA currently outstanding.

(m)         Employee Benefit Plans. Except as would not have a Material Adverse Effect, either individually or in the aggregate;

(i)     the Company has made available to the Purchaser copies of all “employee benefit plans,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all material employment, severance or similar contracts, plans, arrangements and policies, and each other plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, retention payments, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, severance benefits and postemployment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or any Subsidiary or any entity that would be treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”) or Section 4001 of ERISA (an “ERISA Affiliate”) and covers any employee or former employee of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any liability, or makes or has an obligation to make contributions on behalf of any such employee, officer, director, consultant or stockholder or beneficiary (each a “Company Employee Plan” and, collectively, the “Company Employee Plans”).

(ii)    Neither the Company nor any ERISA Affiliate nor any predecessor thereof contributes to, or has in the past contributed to, any multiemployer plan, as defined in Section 3(37) of ERISA (a “Multiemployer Plan”), any plan subject to Title IV of ERISA or any plan subject to Section 412 of the Code. Neither the Company nor any ERISA Affiliate of the Company has (i) engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA or (ii) incurred, or reasonably expects to incur, (A) any liability under Title IV of ERISA or (B) any liability under Section 4971 of the Code that in either case could become a liability of the Company or any of its Subsidiaries or any of its ERISA Affiliates after the Effective Time.

(iii)   Each Employee Plan that is intended to be qualified under Section 401 (a) of the Code has received a favorable determination letter, or has pending or has time remaining in which to file, an application for such determination from the Internal Revenue Service (the “IRS”), and the Company is not aware of any reason why any such determination letter should be revoked or not be issued. Each Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including ERISA and the Code, which are applicable to such Employee Plan. No material events have occurred with respect to any Employee Plan that could result in payment or assessment by or against the Company of any material excise taxes under Sections 4972, 4975, 4976, 4977, 4979, 4980B, 4980D, 4980E or 5000 of the Code.

(iv)   The consummation by the Company of the transactions contemplated by this Agreement will not (either alone or together with any other event existing on the date of execution of this Agreement) entitle any employee or independent contractor of the Company or any of its Subsidiaries to severance pay or accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation, benefits, grants or awards under, increase the amount payable or trigger any other material obligation pursuant to, any Employee Plan or contract or arrangement (written or otherwise).

(v)    Neither the Company nor any of its Subsidiaries has any liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of the Company or its Subsidiaries except as required to avoid excise tax under Section 4980B of the Code.

(vi)   Except for annual renewal or replacement of the existing Company Employee Plans in the ordinary course of business, there has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its Affiliates relating to, or change in employee participation or coverage under, an Employee Plan which would increase materially the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2005.

(vii) There is no action, suit, investigation, audit or proceeding pending against or involving or, to the Knowledge of the Company, threatened against or involving, any Employee Plan or Employee Plan administrator or fiduciary before any court or arbitrator or any state, federal or local governmental body, agency or official.

(n)          Compliance. Except as has not resulted in, and is not reasonably expected to result in, a Material Adverse Effect (either individually or in the aggregate), to the knowledge of the Company, neither the Company nor any Subsidiary

(i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any Material Contract (and to the knowledge of the Company no other party is, in default thereunder), which default would give the other party the right to terminate or modify in any material respect such Material Contract or would accelerate any payment or material obligation by the Company or any Subsidiary;

(ii) is in violation of any order of any Governmental Authority;

(iii) has violated (nor has any employee of the Company violated) the U.S. Foreign Corrupt Practices Act, as amended; and

(iv) no current stockholder, director, officer, employee or agent of the Company or of a Subsidiary has, directly or indirectly, made or agreed to make on behalf of, or for the benefit of, the Company, any unlawful or illegal (X) payment, (Y) gift or (Z) political contribution to any customer, supplier, governmental employee or other Person who is or may be in a position to assist or hinder the business of the Company or a Subsidiary.

(o)          Regulatory Permits. The Company and the Subsidiaries possess and are in compliance with the terms and conditions of, all certificates, authorizations, approvals and permits necessary for the Company or any such Subsidiary to own, lease and operate its properties or to conduct their respective businesses as described in the SEC Reports (including, without limitation, all certificates, authorizations, approvals and permits required under Environmental Laws) (collectively, “Permits”), except where the failure to posses or comply with a Permit, individually or in the aggregate, has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect, and to the Company’s knowledge neither the Company nor any Subsidiary has received any written notice of Proceedings relating to the revocation or modification (wherein such modification would have a Material Adverse Effect) of any Permit.

(p)          Patents and Trademarks. The Company and the Subsidiaries own, or possess a valid and enforceable written license to use, all Intellectual Property that is used or held for use by the Company or its Subsidiaries in connection with their respective businesses as described in the SEC Reports, as currently conducted (collectively, the “Company Intellectual Property Rights”), except where such failure to so possess, individually or in the aggregate, has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect.

(q)          Insurance. The Company and the Subsidiaries are insured against such losses and risks and in such amounts as are reasonably prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any knowledge or notice that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with the market for the Company’s and such Subsidiaries’ respective lines of business. All premiums due and payable with respect to the insurance policies maintained by the Company and the Subsidiaries have been paid to date.

(r)           Transactions With Affiliates. Except as would not, individually or in the aggregate, have a Material Adverse Effect, none of the officers or directors or other Affiliates of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, or such Affiliate or, to the knowledge of the Company, any entity in which any officer, director, or Affiliate has a substantial interest or is an officer, director, trustee or partner. To the knowledge of the Company, none of the Employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as an Employee, and other than immaterial arrangements inherited in connection with an acquisition by the Company of a business with which that Employee was previously associated), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any Employee or, to the knowledge of the Company, any entity in which any Employee has a substantial interest or is an officer, director, trustee or partner.

(s)           Certain Fees. Except as set forth in Section 3.1(s) of the Company Disclosure Schedule, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions provided for in this Agreement. Except for the Purchaser’s interest in the Company following the Closing, the Purchaser shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by a Purchaser pursuant to written agreements executed by the Purchaser, which fees or commissions shall be the sole responsibility of the Purchaser) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchaser, its employees, officers, directors, agents, partners and Affiliates, from and against all claims, Losses, damages, costs (including the costs of preparation and attorney’s fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

(t)           Private Placement. Neither the Company nor any Person acting on the Company’s behalf has sold or offered to sell or solicited any offer to buy the Securities by means of any form of general solicitation or advertising. Neither the Company nor any of its Affiliates nor any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Section 4(2) of the Securities Act or Regulation D under the Securities Act in connection with the offer and sale of the Securities to the Purchaser as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including without limitation under the rules and regulations of the Trading Market.

(u)          Listing and Maintenance Requirements. The Common Shares are listed and posted for trading on the Trading Market and the Company has not, since June 22, 2004, received notice from the Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance in all material respects with all such listing and maintenance requirements and, after giving effect to the transactions contemplated hereby and by the other Transaction Documents, remains in compliance in all material respects with all such listing and maintenance requirements.

(v)          Registration Rights. The Company has not granted or agreed to grant to any Person any rights (including “piggy back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that are currently pending and that have not been satisfied.

(w)         Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their respective obligations or exercising their respective rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

(x)          Investment Company. The Company is not, and is not an Affiliate of, an investment company within the meaning of the Investment Company Act of 1940, as amended.

(y)          Environmental Matters. Except as set forth in the Company SEC Documents filed prior to the date hereof and/or except as would not have, individually or in the aggregate, a Material Adverse Effect on the Company:

(i)      No notice, notification, demand, request for information, citation, summons, judgment, decree or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending (collectively, “Environmental Claims”) or, to the Knowledge of the Company, is threatened by any governmental entity or other Person relating to or arising out of any Environmental Law.

(ii)    The Company and its Subsidiaries, and any and all assets of the Company and its Subsidiaries and their operations, are in compliance with all Environmental Laws and all Environmental Permits.

(iii)   Neither the Company or any of its Subsidiaries is paying for or conducting any investigation, response or other corrective action pursuant to any Environmental Law at any site or location.

(iv)   There has been no Release of Hazardous Materials at, on, under or from any site or facility currently or formerly owned, operated or leased by the Company or any of its Subsidiaries which would reasonably be expected to result in liability under any Environmental Law.

(v)    The Company has received no notice of any pending or threatened action or proceeding to revoke, modify or terminate any Environmental Permit, and the Company has no reason to believe that any Environmental Permits will be revoked, suspended or will not be renewed.

(vi)   Neither the Company nor any of its Subsidiaries has assumed by Contract or otherwise (except pursuant to any Environmental Permit), or is a party to any order, decree, or judgment that imposes, any obligation which would reasonably be expected to result in any liability under any Environmental Law.

(vii) No lien has been recorded against any properties or other assets currently owned, operated or leased by the Company or any of its Subsidiaries under any Environmental Law.

(viii)               The Company and its Subsidiaries have made available to the Purchaser all material records, documents and files, including without limitation, assessments, reports, studies, audits, inspections, analyses, tests and data, in their possession relating to the Release of any Hazardous Materials at, on, under or from any sites or facilities currently or formerly owned, operated, leased or used by the Company, or any of its Subsidiaries (except where the Release is a “disposal” which “disposal” is in material compliance with Environmental Laws), or relating to compliance by the Company and/or any of its Subsidiaries with, or liability of the Company and/or any of its Subsidiaries under, any Environmental Law.

(z)          Property and Leases. The Company has made available to the Purchaser listing of all of its material real and personal property and its ownership interests in, and material Liens upon, such properties. Subject to such disclosure, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company or one of its Subsidiaries has good and marketable, indefeasible, fee simple title to, or in the case of leased property has valid leasehold interests in, its real property assets and good title to all other assets; and (ii) the Company is in possession of all such leased real property, all leases of such real property are in good standing and are valid, binding and enforceable in accordance with their respective terms.

3.2          Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

(a)          Investment Intent. The Purchaser is not acquiring the Securities with a view to any distribution thereof or with any present intention of offering or selling any of the Shares in a transaction that would violate the Securities Act or any state securities laws or any other applicable jurisdiction, without prejudice, however, to the Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal or state securities laws. Nothing contained herein shall be deemed a representation or warranty by the Purchaser to hold the Securities for any period of time. The Purchaser understands that the Securities have not been registered under the Securities Act, and therefore the Securities may not be sold, assigned or transferred in the U.S. other than pursuant to (i) a registration statement under the Securities Act, or (ii) an exemption from such registration requirements.

(b)          General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(c)          Reliance on Exemptions. The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s representations and warranties set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(d)          Organization; Authority. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Purchaser of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate or, if the Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Purchaser. Each of the Transaction Documents to which the Purchaser is a party has been duly executed by the

Purchaser and, when delivered by the Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1	Stockholder’s Agreement and Transfer Restrictions.

(a)          The Securities are being issued and will be subject to the Stockholder’s Agreement, including restrictions on transfer as provided therein. In addition, the Securities may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In addition to compliance with the Stockholder’s Agreement, in connection with any transfer of Securities other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144(k), except as otherwise set forth herein, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, any transfer of Securities by the Purchaser to an Affiliate of the Purchaser in accordance with the Stockholder’s Agreement.

(b)          In addition to the legends required to be imprinted pursuant to the Stockholder’s Agreement, the Purchaser agrees to the imprinting on any certificate evidencing Securities, except as otherwise permitted by Section 4.1(c), of a restrictive legend in substantially the form as follows, together with any additional legend required by (i) any applicable state securities laws and (ii) any securities exchange upon which such Securities may be listed:

“NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A) UNDER THE SECURITIES ACT IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.”

(c)          Certificates evidencing Securities shall not be required to contain such legend or any other legend (i) following any sale of Securities pursuant to an effective Registration Statement covering the resale of such Securities under the Securities Act, or (ii) following any sale of such Securities pursuant to Rule 144, or (iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). At such time as a legend is no longer required for certain Securities, the Company will, no later than three Trading Days following the delivery by the Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Securities, deliver or cause to be delivered to the Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. For so long as the Purchaser owns Securities, the Company will not effect or publicly announce its intention to effect any exchange, recapitalization or other transaction that effectively requires or rewards physical delivery of certificates evidencing the Common Shares.

4.2          Furnishing of Information. With a view to making available to the Purchaser the benefits of Rule 144 promulgated under the Securities Act, the Company agrees to use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act or otherwise to make and keep “public information available” (as understood and defined in Rule 144).

4.3          Reservation and Listing of Securities.

(a)          The Company shall maintain a reserve from its duly authorized Common Shares for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b)          The Company shall (i) prepare and timely file with the Trading Market an additional shares listing application covering all of the Underlying Shares issued or issuable under the Transaction Documents, (ii) use commercially reasonable efforts to cause such Underlying Shares to be approved for listing on the Trading Market as soon as practicable thereafter, (iii) provide to the Purchaser evidence of such listing, and (iv) use commercially reasonable efforts to maintain the listing of such Underlying Shares on such Trading Market.

4.4          Use of Proceeds. The Company shall use the net proceeds for general corporate purposes (including, without limitation, the possible repayment of a portion of outstanding indebtedness) and /or future acquisitions.

4.5          Exclusivity. From and after the date hereof and up to and through the Closing, neither the Company nor its agents shall, directly or indirectly, solicit, initiate, respond to, except as required by law, or encourage any proposal or offer from any other party relating to any equity or equity linked financing transaction, or any sale of all or any material part of the Company’s or any Subsidiary’s business or assets, including, without limitation, any asset sale, exclusive license, merger, reorganization or other form of business combination having an effect or result similar to the transaction contemplated herein, or any transaction that would otherwise be inconsistent with the transactions contemplated by this Agreement. The Company will promptly notify the Purchaser in writing describing any contact between the Company or a Subsidiary or any of their respective agents or representatives and any other person or entity regarding any such discussion, offer, proposal or inquiry prior to and including the Closing Date, and in all cases the Purchaser will be given the opportunity to match the terms of any alternative transaction that is considered prior to and including the Closing Date.

4.6          Indemnification.

(a)          Indemnification of the Purchaser. The Company shall indemnify, to the fullest extent lawful, and hold harmless the Purchaser and any Related Person from and against any and all Losses, as incurred, directly or indirectly arising out of, based upon or relating to (i) any breach by the Company of any of the representations, warranties or covenants made by the Company in this Agreement or any other Transaction Document, or any allegation by a third party that, if true, would constitute such a breach or (ii) any Proceeding brought by or against any Person other than the Company, directly or indirectly, in connection with or as a result of any of the Transactions. The indemnification and expense reimbursement obligations of the Company under this paragraph shall be in addition to any liability that the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Purchaser and any Related Persons of the Purchaser. If the Company breaches its obligations under any Transaction Document, then, in addition to any other liabilities the Company may have under any Transaction Document or applicable law, the Company shall pay or reimburse the Purchaser on demand for all costs of collection and enforcement (including reasonable attorneys fees and expenses). Without limiting the generality of the foregoing, the Company specifically agrees to reimburse the Purchaser on demand for all costs of enforcing the indemnification obligations in this paragraph.

(b)          Exculpation by the Company. The Company agrees that the Purchaser shall not have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with this Agreement or the Purchaser’s position as Purchaser hereunder, except for liabilities determined in a final judgment by a court of competent jurisdiction to have resulted from a breach of the Purchaser’s obligations under this Agreement or directly from any acts or omissions undertaken or omitted to be taken by the Purchaser through its gross negligence or willful misconduct.

(c)          Limitation of Liability and Damages. Notwithstanding any other provisions of this Agreement, the Company shall not be liable to the Purchaser for (i) incidental, indirect, special, exemplary, punitive, or consequential damages or (ii) damages in excess of the Purchase Price.

(d)          Non-Exclusive Remedy. For purposes of clarity, the provisions contained in this Section 4.6 shall not constitute the exclusive remedies of the Company hereunder.

(e)          Survival. This Section 4.6 shall be subject to the survival provisions set forth in Section 6.10. Any claim or dispute asserted in writing prior to the expiration of the survival period shall survive with respect to such claim or dispute until the final resolution thereof.

4.7          Approvals; Further Assurances; Taking of Actions. The Company shall use its commercially reasonable efforts to (i) take or cause to be taken all actions, and to do or cause to be done all other things, necessary, proper or advisable to consummate the transactions contemplated by the Agreement and any other Transaction Document as promptly as practicable, and (ii) obtain in a timely manner all necessary waivers, consents and approvals and effect all necessary registrations and filings, including, without limitation, the Required Approvals. The Purchaser and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing. The Purchaser and the Company shall use their respective commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law in connection with the transactions contemplated by this Agreement and any other Transaction Document. The Company shall give any notices to third parties, and use their commercially reasonable efforts to obtain any third party consents related to or required in connection with or to consummate the transactions contemplated hereby.

4.8          HSR Filing. In furtherance and not in limitation of Section 4.7, each of the Purchaser and the Company shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within 10 Business Days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

4.9          Public Announcements. The Company and the Purchaser shall consult with each other before issuing any press release or making any other public statement, or scheduling any press conference or conference call with investors or analysts, with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with or rule of any national securities exchange, shall not issue any such press release or make any such other public statement or schedule any such press conference or conference call before such consultation.

ARTICLE V.

CONDITIONS

5.1          Conditions Precedent to the Obligations of the Purchaser at the Closing. The obligation of the Purchaser to acquire the Shares at the Closing is subject to the satisfaction or waiver by the Purchaser, at or before the Closing, of each of the following conditions:

(a)          Representations and Warranties. The representations and warranties of the Company contained herein shall in the aggregate be true and correct in all material respects (without giving effect to any qualifications as to materiality therein) as of the date when made and as of the Closing as though made on and as of such date (except for those that are limited to a certain date);

(b)          Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing, including,without limitation, delivering or causing the delivery of those items required to be delivered pursuant to Section 2.2;

(c)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)          Certificate of Designations. The Certificate of Designations shall have been duly adopted and executed and filed with the Secretary of State of the State of Delaware. The Company shall not have adopted or filed any other document designating terms, relative rights or preferences of the Shares. The Certificate of Designations shall be in full force and effect as of the Closing under the laws of Delaware and shall not have been amended or modified, and a copy of the Certificate of Designations certified by the Secretary of State of the State of Delaware shall have been delivered to Purchaser Counsel;

(e)          Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or reasonably could be expected to have or result in a Material Adverse Effect;

(f)           No Suspensions of Trading in Common Shares; Listing. Trading in the Common Shares shall not have been suspended by the Commission or the Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Shares shall have been at all times since such date listed for trading on the Trading Market, and the Company shall not have received any notice from the Trading Market alleging or inquiring concerning a violation of the Trading Market’s continued listing criteria or requirements by reason of the Transactions;

(g)          HSR Clearance. Any applicable waiting periods under the HSR Act relating to the Transaction Documents (including this Agreement) and the Transactions shall have expired or been terminated; and

(h)          Shareholder Approval. The Company shall have caused a meeting of its stockholders (the “Company Stockholder Meeting”) to be duly called and held for the purpose of voting to approve (the “Approval”) the issuance of the Shares hereunder and the terms thereof and the performance of the agreements set forth in Section 4.4. The board of directors of the Company shall have recommended the Approval by the Company’s stockholders. The Company shall have publicly affirmed the recommendation of the board of directors; provided, that, the foregoing shall not limit the power of the board of directors to change its recommendation in the exercise of its fiduciary duties, but rather shall only result in a condition to the Purchaser’s obligations not being satisfied. In connection with such meeting, the Company shall have (i) filed with the Commission and shall have used its commercially reasonable efforts to obtain clearance from the Commission and shall have thereafter mailed to its stockholders the proxy statement and all other proxy materials for such meeting (and any other document required to be filed by the Company with the Commission or required to be distributed or otherwise disseminated to the Company’s stockholders in connection with the requested approval, as required by the Exchange Act) (collectively, the “Proxy Materials”), (ii) obtained the Approval and (iii) otherwise complied with all legal requirements applicable to such meeting.

(i)           Refinancing. The Company shall have consummated a financing reasonably satisfactory to the Purchaser, the proceeds of which shall have been used to consummate a refinancing of certain indebtedness, on a basis reasonably satisfactory to the Purchaser.

(j)           NASDAQ Approval. The Company shall have (i) filed with the Trading Market an additional shares listing application covering all of the Underlying Shares issued or issuable under the Transaction Documents, (ii) caused such Underlying Shares to be approved for listing on the Trading Market and (iii) provided to the Purchaser evidence of such listing.

5.2          Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell Securities at each Closing is subject to the satisfaction or waiver by the Company, at or before such Closing, of each of the following conditions:

(a)          Representations and Warranties. The representations and warranties of the Purchaser contained herein shall in the aggregate be true and correct in all material respects (without giving effect to any qualifications as to materiality therein) as of the date when made and as of the Closing as though made on and as of such date (except for those that are limited to a certain date);

(b)          Performance. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchaser at or prior to the applicable Closing, including, without limitation, delivering or causing the delivery of those items required to be delivered pursuant to Section 2.2(b);

(c)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)          HSR Clearance. Any applicable waiting periods under the HSR Act relating to the Transaction Documents (including this Agreement) and the Transactions shall have expired or been terminated; and

(e)          Shareholder Approval. The Company shall have obtained the Approval.

(f)          Refinancing. The financing and the refinancing described in Section 5.1(i) above shall have been consummated on a basis satisfactory to the Company, in its sole discretion.

ARTICLE VI.

MISCELLANEOUS

6.1 Termination.

(a)          This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

(i)     By the mutual consent of the Company and the Purchaser;

(ii)    By (x) any party hereto if the Closing has not been consummated by August 31, 2006, unless (i) such party’s breach of this Agreement is the cause of the failure to consummate the issuance of the Shares by such date, in which case that party may not terminate or (ii) unless comments by the Commission on the Proxy Materials or delays with respect to clearance under the HSR Act are the cause of the failure to consummate, in which case the August 31 date will automatically be extended to September 30, 2006; or (y) the Purchaser if the Company is in material breach of its obligations under this Agreement and such breach continues for more than ten (10) Trading Days after the Company has received written notice of such breach; or (z) the Company if the Purchaser is in material breach of its obligations under this Agreement and such breach continues for more than ten (10) Trading Days after the Purchaser has received written notice of such breach;

Sections 4.6 and 4.9 and Article VI of this Agreement shall survive any termination of this Agreement pursuant to this Section 6.1(a).

(b)          No termination of this Agreement or any commitments hereunder shall affect the right of any party to sue for any breach by the other party (or parties).

6.2          Fees and Expenses. If and when Closing occurs, the Company shall pay to the Purchaser the reasonable legal (including fees and disbursements), accounting, consulting, travel and all other out-of-pocket expenses incurred by it in connection with due diligence and the preparation and negotiation of the Transaction Documents and otherwise in connection with the Transactions, from time to time at the Purchaser’s request. The Company shall satisfy this obligation by directing funds to Purchaser Counsel at each Closing or paying such amount to the Purchaser at the Purchaser’s request. In addition, the Company shall pay to the Purchaser on the Closing Date, a transaction fee equal to one percent (1.0%) of the Purchase Price. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

6.3          Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after each Closing, and without further consideration, the Company will execute and deliver to the Purchaser such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents. The Company acknowledges that the Purchaser has not made any representations, warranties, promises or commitments other than as set forth in this Agreement, including any promises or commitments for any additional investment by the Purchaser in the Company.

6.4          Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 4:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Agreement later than 4:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of sending, if sent by nationally recognized overnight courier service, specifying next business day delivery or (iv) upon actual receipt by the party to whom such notice is required to be given if delivered by hand. The address for such notices and communications shall be as follows:

If to the Company:	WCA WASTE CORPORATION 1 Riverway, Suite 1400 Houston, TX 77056 Attn: Tom J. Fatjo, III Phone: (713) 292-2400 Fax: (713) 292-2455
With a copy to:	ANDREWS KURTH LLP 600 Travis Suite 4200 Houston, Texas 77002 Attn: Jeff C. Dodd, Esq. and John Clutterbuck, Esq. Phone: (713) 220-4200 Fax: (713) 220-4285
If to the Purchaser:	Ares Corporate Opportunities Fund II, L.P. C/O Ares Management, Inc. 1999 Avenue of the Stars Suite 1900 Los Angeles, California 90067 Attn: Jeff Serota Phone: (310) 201.4100 Fax: (310) 201.4157

With a copy to:	Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005 Attn: Jonathan Schaffzin, Esq. and Gary A. Brooks, Esq. Phone: (212) 701-3380/3186 Fax: (212) 269-5420

or such other address as may be designated in writing hereafter, in the same manner, by such Person by two Trading Days’ prior notice to the other party in accordance with this Section 6.4.

6.5          Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding the foregoing, Section 4.11 may not be amended or waived absent the consent of each of the parties hereto.

6.6          Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.7          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may assign its rights under this Agreement with respect to the issuance of Shares to any of its Affiliates prior to the applicable Closing Date and thereafter only with the written consent of the Company; provided that such transferee agrees in writing to be bound, with respect to the transferred rights or Securities, by the provisions hereof and of the applicable Transaction Documents that apply to the “Purchaser.” In the event of any assignment of the rights of the Purchaser to more than one Person in accordance with this section, the provisions of this Agreement shall be deemed amended to reflect more than one Purchaser, mutatis mutandis.

6.8          No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that (i) each directors of the Company is an intended third-party beneficiary of Section 4.8 and (in each case) may enforce the provisions of such Section directly against the parties with obligations thereunder and (ii) each Related Person is an intended third-party beneficiary of Section 4.11 and (in each case) may enforce the provisions of such Section directly against the parties with obligations thereunder.

6.9          Governing Law; Venue; Waiver of Jury Trial. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE. EACH PARTY AGREES THAT ALL LEGAL PROCEEDINGS CONCERNING THE INTERPRETATIONS, ENFORCEMENT AND DEFENSE OF THE TRANSACTIONS CONTEMPLATED BY ANY OF THE TRANSACTION DOCUMENTS (WHETHER BROUGHT AGAINST A PARTY HERETO OR ITS RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, STOCKHOLDERS, EMPLOYEES OR AGENTS) SHALL BE COMMENCED EXCLUSIVELY IN THE STATE AND U.S. FEDERAL COURTS SITTING IN THE STATE OF DELAWARE. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND U.S. FEDERAL COURTS SITTING IN THE STATE OF DELAWARE FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THIS AGREEMENT), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. IF EITHER PARTY SHALL COMMENCE AN ACTION OR PROCEEDING TO ENFORCE ANY PROVISIONS OF THIS AGREEMENT OR ANY TRANSACTION DOCUMENT, THEN THE PREVAILING PARTY IN SUCH ACTION OR PROCEEDING SHALL BE REIMBURSED BY THE OTHER PARTY FOR ITS REASONABLE ATTORNEYS FEES AND OTHER REASONABLE COSTS AND EXPENSES INCURRED WITH THE INVESTIGATION, PREPARATION AND PROSECUTION OF SUCH ACTION OR PROCEEDING.

6.10       Survival. The representations, warranties, agreements and covenants contained herein shall survive each Closing and the delivery, exercise and/or conversion of the Securities, as applicable, until 30 days after the filing by the Company of its Form 10-K for the fiscal year ending December 31, 2006.

6.11       Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

6.12       Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13       Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14       Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any Proceeding for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.15       Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in Common Shares (or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, Common Shares), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Agreement to a number of shares or a price per share shall be amended to appropriately account for such event.

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SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Preferred Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

WCA WASTE CORPORATION
By:	/s/ J. Edward Menger
	Name:	J. Edward Menger
	Title:	Vice President and General Counsel

PURCHASER:

ARES CORPORATE OPPORTUNITIES FUND II, L.P.

By:	ACOF MANAGEMENT II, L.P., Its General Partner

By:	ACOF OPERATING MANAGER II, L.P., Its General Partner

By:	ARES MANAGEMENT, INC., Its General Partner

By:	/s/ Jeffrey Serota Name: Jeffrey Serota Title: Senior Partner